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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             -------------------


                                  FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report      October 17, 1995

                      (Date of earliest event reported)



                       REPUBLIC WASTE INDUSTRIES, INC.

            (Exact name of registrant as specified in its charter)



         Delaware                0-9787              73-1105145
         --------                ------              ----------

      (State or other        (Commission File       (I.R.S. Employer
       jurisdiction              Number)             Identification
     of incorporation)                                    No.)



                           200 East Las Olas Blvd.
                                  Suite 1400
                        Ft. Lauderdale, Florida 33301

                   (Address of principal executive offices)

      Registrant's telephone number, including area code (305) 627-6000




================================================================================

   With respect to each contract, agreement or other document referred to herein and filed with the Securities and Exchange Commission (the "Commission") as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 2.  ACQUISITION OF ASSETS.

ACQUISITION OF SOUTHLAND ENVIRONMENTAL SERVICES, INC. On October 17, 1995, Republic Waste Industries, Inc., a Delaware corporation ("Republic"), acquired all of the outstanding shares of Southland Environmental Services, Inc., a Florida corporation ("Southland"), through a merger transaction (the
"Southland Merger"), in which a wholly-owned subsidiary of Republic merged with and into Southland, and all of the issued and outstanding shares of Southland were exchanged for an aggregate of 2,600,000 shares of common stock, $0.01 par value per share, issued by Republic. The Merger Agreement for the Southland Merger was described in, and was filed as Exhibit 2.1 to, the Current Report on Form 8-K dated August 24, 1995 by Republic, which is incorporated herein by reference for all purposes. The Southland Merger is being accounted for as a pooling of interests business combination.

ITEM 5.  OTHER EVENTS.

REPORTING OF CERTAIN FINANCIAL INFORMATION FOR REGISTRATION STATEMENT AND OTHER PURPOSES. Republic is filing as part of this Current Report on Form 8-K the following supplemental consolidated financial statements which have been retroactively adjusted to reflect the mergers with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc., United Waste Service, Inc. and Southland Environmental Services, Inc. which were accounted for under the pooling of interests method of accounting and are hereby incorporated into the Company's Registration Statements on Form S-3, file numbers 33-61649 and 33-62489, and on Form S-8, file number 33-93742:

                                                                                                                     Page
                                                                                                                     ----
         REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES
                    Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . .     3
                    Supplemental Consolidated Balance Sheets as of June 30, 1995
                        (unaudited) and December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . .     4
                    Supplemental Consolidated Statements of Income for the Six
                        Months Ended June 30, 1995 and 1994 (unaudited) and the Years Ended
                        December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                    Supplemental Consolidated Statements of Stockholders' Equity for the
                        Years Ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . .     6
                    Supplemental Consolidated Statements of Cash Flows for the Six
                        Months Ended June 30, 1995 and 1994 (unaudited) and the Years Ended
                        December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                    Notes to Supplemental Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . .     8


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. The consolidated financial statements of Southland Environmental Services, Inc. and subsidiaries were previously filed on Republic's Current Report on Form 8-K/A dated September 27, 1995.

(b) Pro Forma Financial Information. The following pro forma financial information is included herein pursuant to Item 7(b):

                                                                                                                     Page
                                                                                                                     ----
                    Unaudited Condensed Consolidated Pro Forma Financial Statements  . . . . . . . . . . . . . . .     28
                    Unaudited Condensed Consolidated Pro Forma Balance Sheet as of
                        June 30, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
                    Unaudited Condensed Consolidated Pro Forma Statement of
                        Operations for the Six Months Ended June 30, 1995  . . . . . . . . . . . . . . . . . . . .     30
                    Unaudited Condensed Consolidated Pro Forma Statement of
                        Operations for the Year Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . .     31
                    Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements . . . . . . . . . . .     32


(c) Exhibits. The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Stockholders and Board of Directors of Republic Waste Industries, Inc.:

        We have audited the accompanying supplemental consolidated balance sheets of Republic Waste Industries, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These supplemental consolidated statements give retroactive effect to the mergers with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. on August 28, 1995, United Waste Service, Inc. on October 11, 1995 and Southland
Environmental Services, Inc. on October 17, 1995, which have been accounted for as poolings of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

        We did not audit the financial statements of United Waste Service, Inc. included in the supplemental consolidated financial statements of Republic Waste Industries, Inc., which statements reflect total assets constituting 5.1% and 5.2% as of December 31, 1994 and 1993, respectively, of the related supplemental totals and revenue constituting 15.3%, 14.7% and 15.9% for the years ended December 31, 1994, 1993 and 1992, respectively, of the related supplemental totals. We also did not audit the consolidated financial statements of Southland Environmental Services, Inc. and subsidiaries included in the supplemental consolidated financial statements of Republic Waste Industries, Inc., which statements reflect total assets constituting 9.2% and 7.0% as of December 31, 1994 and 1993, respectively, of the related supplemental totals and revenue constituting 21.4%, 20.7% and 19.9% for the years ended December 31, 1994, 1993 and 1992, respectively, of the related supplemental totals. These statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for United Waste Service, Inc. and Southland Environmental Services, Inc., is based solely upon the report of other auditors.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, based upon our audit and the reports of other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Waste Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive effect to the mergers with Kertz Security Systems II, Inc. and Kertz Security Systems,
Inc., United Waste Service, Inc. and Southland Environmental Services, Inc. as described in Note 1, all in conformity with generally accepted accounting principles.

        As discussed in Note 11 to the supplemental consolidated financial statements, Southland Environmental Services, Inc. changed its method of accounting for income taxes in its fiscal year ended September 30, 1993.


                                                             ARTHUR ANDERSEN LLP




Fort Lauderdale, Florida
October 17, 1995.

                        REPUBLIC WASTE INDUSTRIES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)


                                                                                                               December 31,
                                                                                                       ---------------------------
                                                                                       June 30,
                                                                                         1995             1994             1993
                                                                                      -----------      ----------       ----------
                                          ASSETS                                      (Unaudited)
       CURRENT ASSETS
               Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . .  $    3,278       $    3,940       $   4,669
               Accounts receivable, less allowance for doubtful accounts of
                  $785 (unaudited), $632 and $592, respectively  . . . . . . . . . .      15,277           12,545           9,678
               Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .       1,399            1,571           1,704
               Other current assets  . . . . . . . . . . . . . . . . . . . . . . . .       3,664            3,528           3,361
                                                                                      ----------       ----------       ----------
                        TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .      23,618           21,584          19,412
       Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .     110,273          104,656          98,102
       Goodwill, net of accumulated amortization of $1,642 (unaudited), $1,395 and
                  $1,016, respectively . . . . . . . . . . . . . . . . . . . . . . .      16,816           13,112           8,851
       Net assets of discontinued operations . . . . . . . . . . . . . . . . . . . .           -           20,292          16,872
       Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,736            1,667           1,529
                                                                                      ----------       ----------       ----------
                        TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $  152,443       $  161,311       $  144,766
                                                                                      ==========       ==========       ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
               Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . .  $    7,140       $    5,723       $    4,968
               Accrued liabilities   . . . . . . . . . . . . . . . . . . . . . . . .       5,330            6,720            5,213
               Notes payable   . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,032              440              816
               Current maturities of long-term debt    . . . . . . . . . . . . . . .       4,585            4,247            3,953
               Current portion of accrued environmental and landfill costs   . . . .       2,080            1,404            1,715
               Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . . .         303              160              351
                                                                                      ----------       ----------       ----------
                        TOTAL CURRENT LIABILITIES  . . . . . . . . . . . . . . . . .      20,470           18,694           17,016
       Long-term debt, net of current maturities . . . . . . . . . . . . . . . . . .      37,969           32,097           28,335
       Accrued environmental and landfill costs, net of current portion  . . . . . .       7,267            8,244            8,757
       Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,904           11,973           11,930
                                                                                      ----------       ----------       ----------
                        TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . .      78,610           71,008           66,038
                                                                                      ----------       ----------       ----------
       COMMITMENTS AND CONTINGENCIES (Note 9)  . . . . . . . . . . . . . . . . . . .           -                -                -
       STOCKHOLDERS' EQUITY
               Preferred stock, par value $0.01 per share; 5,000,000 shares
                 authorized; none issued . . . . . . . . . . . . . . . . . . . . . .           -                -                -
               Common stock, par value $0.01 per share; 100,000,000 shares authorized; 32,373,506 (unaudited), 32,375,731, and 32,538,388
                 issued, respectively  . . . . . . . . . . . . . . . . . . . . . . .         324              324              325
               Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . .      64,562          100,526          101,328
               Retained earnings (accumulated deficit) since January 1, 1990 . . . .       9,172           (9,874)         (22,252)
               Notes receivable arising from stock purchase agreements   . . . . . .        (225)            (673)            (673)
                                                                                      ----------       ----------       ----------
                        TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . .      73,833           90,303           78,728
                                                                                      ----------       ----------       ----------
                        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . .  $  152,443       $  161,311       $  144,766
                                                                                      ==========       ==========       ==========






 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                        REPUBLIC WASTE INDUSTRIES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)


                                                                  For the Six Months
                                                                    Ended June 30,               Year Ended December 31,
                                                               -----------------------    -------------------------------------
                                                                  1995          1994        1994           1993          1992
                                                               ----------    ---------    --------       --------    ----------
                                                                    (Unaudited)
Revenue . . . . . . . . . . . . . . . . . . . . . . . . . .    $  59,288     $  47,523     $ 97,460     $ 87,900     $   76,198

Expenses:
        Cost of operations  . . . . . . . . . . . . . . . .       39,643        30,932       64,114       56,772         49,060
        Selling, general and administrative   . . . . . . .        9,815         9,720       19,055       20,055         18,905
        Restructuring and unusual charges   . . . . . . . .            -             -            -       10,040          2,250

Other (income) expense:
        Interest and other income   . . . . . . . . . . . .         (317)         (179)        (306)        (417)        (2,528)
        Interest expense  . . . . . . . . . . . . . . . . .        1,662         1,297        2,717        2,082          1,724
                                                               ---------     ---------     --------     --------     ----------
                                                                  50,803        41,770       85,580       88,532         69,411
                                                               ---------     ---------     --------     --------     ----------
Income (loss) from continuing operations before income
   taxes  . . . . . . . . . . . . . . . . . . . . . . . . .        8,485         5,753       11,880         (632)         6,787

Income tax provision  . . . . . . . . . . . . . . . . . . .        2,356           439          688          272            253
                                                               ---------     ---------     --------     --------     ----------

Income (loss) from continuing operations  . . . . . . . . .        6,129         5,314       11,192         (904)         6,534
                                                               ---------     ---------     --------     --------     ----------

Discontinued operations:
        Income (loss) from discontinued operations, net of
          income tax benefit of $298 (unaudited), $0
          (unaudited), $0, $210 and $123, respectively  . .          508           681        2,684      (14,579)        (1,117)
        Loss on disposition . . . . . . . . . . . . . . . .            -             -            -            -        (17,563)
                                                               ---------     ---------     --------     --------     ----------
                                                                     508           681        2,684      (14,579)       (18,680)
                                                               ---------     ---------     --------     --------     ----------
Income (loss) before cumulative change in an accounting
  principle . . . . . . . . . . . . . . . . . . . . . . . .        6,637         5,995       13,876      (15,483)       (12,146)
Cumulative effect of a change in an accounting principle  .            -             -            -         (462)             -
                                                               ---------     ---------     --------     --------     ----------
Net income (loss) . . . . . . . . . . . . . . . . . . . . .    $   6,637     $   5,995     $ 13,876     $(15,945)    $  (12,146)
                                                               =========     =========     ========     ========     ==========
Earnings (loss) per common and common equivalent
  share:
        Continuing operations   . . . . . . . . . . . . . .    $    0.18     $    0.16     $   0.34     $  (0.03)    $     0.21
        Discontinued operations   . . . . . . . . . . . . .         0.01          0.02         0.09        (0.45)         (0.60)
                                                               ---------     ---------     --------     --------     ----------
        Income (loss) before cumulative change in
          an accounting principle . . . . . . . . . . . . .         0.19          0.18         0.43        (0.48)         (0.39)
        Cumulative effect of a change in an accounting
          principle . . . . . . . . . . . . . . . . . . . .            -             -            -        (0.01)             -
                                                               ---------     ---------     --------     --------     ----------
        Net income (loss) . . . . . . . . . . . . . . . . .    $    0.19     $    0.18     $   0.43     $  (0.49)    $    (0.39)
                                                               =========     =========     ========     ========     ==========
Weighted average common and common equivalent
  shares  . . . . . . . . . . . . . . . . . . . . . . . . .       34,119        32,660       32,607       32,698         31,541
                                                               =========     =========     ========     ========     ==========






 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                        REPUBLIC WASTE INDUSTRIES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)


                                                                                       Retained            Notes
                                                                                       Earnings         Receivable
                                                                                    (Accumulated          Arising
                                                                                       Deficit)             From
                                                                 Additional             Since              Stock
                                                 Common           Paid-In             January 1,          Purchase
                                                  Stock           Capital                1990            Agreements
                                                ---------       -----------          ------------       -----------
 BALANCE AT DECEMBER 31, 1991  . . . . . .       $  299          $  84,198            $ 11,022            $  (698)
    Exercise of MGD warrants, net
      of expenses. . . . . . . . . . . . .           20             10,980                   -                  -
    Exercise of stock options and
      related tax benefits . . . . . . . .            1              1,745                   -                  -
    Shares issued for business
      acquisitions . . . . . . . . . . . .            5              2,959                   -                  -
    Contributions to capital from pooled
      entities . . . . . . . . . . . . . .            -                864                   50                 -
    Distributions to former shareholders
      of acquired companies  . . . . . . .            -                  -              (1,756)                 -
    Collections on notes receivable  . . .            -                  -                   -                 25
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                (983)                 -
    Other  . . . . . . . . . . . . . . . .            -               (105)                  -                  -
    Net loss . . . . . . . . . . . . . . .            -                  -             (12,146)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1992  . . . . . .          325            100,641              (3,813)              (673)
    Cancellation of shares held in
      escrow issued for an
      acquisition  . . . . . . . . . . . .           (1)              (944)                  -                  -
    Shares issued for contingent
      consideration. . . . . . . . . . . .            1                265                   -                  -
    Contributions to capital from pooled
      entities . . . . . . . . . . . . . .            -              1,366                   -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . .            -                  -              (2,022)                -
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                (472)                 -
    Net loss . . . . . . . . . . . . . . .            -                  -             (15,945)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1993  . . . . . .          325            101,328             (22,252)              (673)
    Shares issued for contingent
      consideration, net of shares returned
      in settlement. . . . . . . . . . . .            2                 (2)                  -                  -
    Purchases and retirements
      of treasury stock  . . . . . . . . .           (3)              (853)                  -                  -
    Contributions to capital from pooled
      entities . . . . . . . . . . . . . .            -                 53                   -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . .            -                  -              (1,516)                -
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                  18                  -
    Net income . . . . . . . . . . . . . .            -                  -              13,876                  -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1994  . . . . . .       $  324          $ 100,526            $ (9,874)           $  (673)
                                                 ======          =========            ========            =======



 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                        REPUBLIC WASTE INDUSTRIES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                      Six Months
                                                                    Ended June 30,               Year Ended December 31,
                                                               -----------------------      ------------------------------------
                                                                 1995           1994         1994           1993          1992
                                                               --------       --------      -------        -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
  Income (loss) from continuing operations  . . . . . . . . .  $ 6,129        $ 5,314       $11,192        $  (904)      $ 6,534
  Adjustments to reconcile income (loss) from continuing
    operations to net cash provided by continuing operations:
    Restructuring and unusual charges . . . . . . . . . . . .        -              -             -         10,040             -
    Depreciation, depletion and amortization  . . . . . . . .    4,665          3,760         7,782          6,446         4,796
    Provision for doubtful accounts . . . . . . . . . . . . .      159             39           174            371           161
    Provision for accrued environmental and landfill costs. .      170            110           377            215            76
    Gain on the sale of equipment . . . . . . . . . . . . . .     (103)          (237)         (325)          (149)         (759)
    Gain on sale of marketable securities . . . . . . . . . .        -              -             -              -        (2,000)
   Changes in assets and liabilities, net of
     effects from business acquisitions:
      Accounts receivable . . . . . . . . . . . . . . . . . .   (2,337)        (1,375)       (1,586)          (899)       (1,120)
      Prepaid expenses and other assets . . . . . . . . . . .       21             19            64         (1,886)           12
      Accounts payable and accrued liabilities  . . . . . . .     (275)          (905)         (224)        (2,420)        1,116
      Income taxes payable  . . . . . . . . . . . . . . . . .      143            242          (191)          (688)        1,585
      Other liabilities . . . . . . . . . . . . . . . . . . .      399            140          (797)         1,089        (1,063)
                                                               -------        -------       -------        -------       -------
      Net cash provided by continuing operations  . . . . . .    8,971          7,107        16,466         11,215         9,338
                                                               -------        -------       -------        -------       -------

CASH PROVIDED BY (USED BY) DISCONTINUED OPERATIONS. . . . . .     (263)           765          (736)        (4,360)      (17,610)
                                                               -------        -------       -------        -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions, net of cash acquired   . . . . . . .   (5,947)          (500)       (4,059)        (5,664)       (2,899)
  Purchases of property and equipment . . . . . . . . . . . .   (7,617)        (4,673)      (11,502)        (6,617)      (15,086)
  Proceeds from the sale of equipment . . . . . . . . . . . .      339            489           820            565         1,018
  Purchases of marketable securities  . . . . . . . . . . . .        -              -             -              -        (7,554)
  Proceeds from the sale of marketable securities . . . . . .        -              -             -              -         9,554
                                                               -------        -------       -------        -------       -------
  Net cash used in investing activities . . . . . . . . . . .  (13,225)        (4,684)      (14,741)       (11,716)      (14,967)
                                                               -------        -------       -------        -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Exercise of stock options and warrants. . . . . . . . . . .      181              -             -              -             -
  Capital contribution to Republic Environmental
     Systems, Inc.  . . . . . . . . . . . . . . . . . . . . .   (2,520)             -             -              -             -
  Payments of long-term debt and notes payable  . . . . . . .   (6,243)        (4,196)      (10,231)       (10,252)      (17,274)
  Proceeds from long-term debt and notes payable  . . . . . .   12,772          4,399        11,031         17,848        17,553
  Purchases of treasury stock . . . . . . . . . . . . . . . .     (223)          (450)         (856)             -             -
  Contributions to capital from pooled entities . . . . . . .        -              -             -            691           686
  Distributions to former shareholders of acquired
     businesses . . . . . . . . . . . . . . . . . . . . . . .     (560)        (1,148)       (1,662)        (1,866)       (1,525)
  Payments of debt issuance costs . . . . . . . . . . . . . .        -              -             -           (494)            -
  Proceeds from issuances of common stock . . . . . . . . . .        -              -             -              -        11,466
  Payments of common stock issuance costs . . . . . . . . . .        -              -             -              -           (78)
  Payments received on notes receivable arising from
     stock purchase agreements. . . . . . . . . . . . . . . .      448              -             -              -           648
                                                               -------        -------       -------        -------       -------
  Net cash provided by (used in) financing activities . . . .    3,855         (1,395)       (1,718)         5,927        11,476
                                                               -------        -------       -------        -------       -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  . . . . . .     (662)         1,793          (729)         1,066       (11,763)
CASH AND CASH EQUIVALENTS:
  Beginning of period . . . . . . . . . . . . . . . . . . . .    3,940          4,669         4,669          3,603        15,366
                                                               -------        -------       -------        -------       -------
  End of period . . . . . . . . . . . . . . . . . . . . . . .  $ 3,278        $ 6,462       $ 3,940        $ 4,669       $ 3,603
                                                               =======        =======       =======        =======       =======

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest  . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,513        $ 1,180       $ 2,578        $ 1,942       $ 1,707
  Income taxes  . . . . . . . . . . . . . . . . . . . . . . .  $ 1,228        $   767       $ 1,010        $   452       $   572



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Equipment purchases of $1,216,000, $1,449,000 and $2,665,000 were financed in the years ended December 31, 1994, 1993 and 1992, respectively, by borrowings and capitalized lease obligations.


       The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       REPUBLIC WASTE INDUSTRIES, INC.
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION. The accompanying supplemental consolidated financial statements include the accounts of Republic Waste Industries, Inc. and its wholly-owned subsidiaries ("Republic" or the "Company"). All significant intercompany accounts and transactions have been eliminated. In 1994, the Board of Directors authorized management to pursue a plan to distribute its hazardous waste services segment, Republic Environmental Systems, Inc. ("RESI"), to Republic stockholders. In February 1995, the Board of Directors approved this distribution to Republic stockholders. Accordingly, as discussed in Note 2, this segment has been accounted for as a discontinued operation and the accompanying supplemental consolidated financial statements for all periods presented have been restated to report separately the net assets and operating results of these discontinued operations.

        In the opinion of management, the unaudited supplemental consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company at June 30, 1995, and the consolidated results of their operations and cash flows for the six months ended June 30, 1995 and 1994.

        SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS. The accompanying supplemental consolidated financial statements give retroactive effect to the mergers with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. ("Kertz"), United Waste Service, Inc. ("United") and Southland Environmental Services, Inc. ("Southland"). On August 28, 1995, the Company issued
1,090,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), in exchange for all of the outstanding shares of common stock of Kertz. Kertz provides electronic security monitoring and maintenance to over 30,000 residential and commercial customers predominantly in the South Florida, Tampa and Orlando areas. On October 11, 1995, the Company acquired all of the outstanding common stock of United in exchange for 1,500,000 shares of Common Stock. United provides solid waste collection, transfer and recycling services in the Atlanta, Georgia metropolitan area and serves over 8,000 residential and commercial customers. On October 17, 1995, the Company issued 2,600,000 shares of Common Stock in exchange for all of the outstanding common stock of Southland. Southland provides solid waste collection services in the Northeast Florida area serving over 70,000 residential and commercial customers. These transactions were accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying supplemental consolidated financial statements have been retroactively adjusted as if the Company and Kertz, United and Southland had operated as one entity since inception. These supplemental consolidated financial statements will be the same as the restated statements that will be issued after post-merger operating results have been published.

        For the years ended December 31, 1994, 1993 and 1992, United and Southland were consolidated for their fiscal years ended on September 30. In connection with the United and Southland mergers, effective January 1, 1995, the Company has changed the year ends of United and Southland to conform with that of the Company. The results of operations for United and Southland for the three months ended December 31, 1994 have been reported as a direct credit to the Company's retained earnings. Such amount was not material to the supplemental consolidated financial position and results of operations of the Company.

        Details of the results of operations of the previously separate companies for the periods prior to the combination are as follows:


                                    Six Months Ended
                                        June 30,                            Year Ended December 31,
                                -------------------------         ------------------------------------------
                                  1995             1994             1994             1993             1992
                                --------         --------         --------         --------         --------
                                       (unaudited)
Revenue:
   The Company . . . . . . .    $ 29,919         $ 23,957         $ 48,766         $ 41,095         $ 35,341
   Kertz . . . . . . . . . .       5,782            6,821           12,943           15,722           13,638
   United  . . . . . . . . .       8,511            6,173           14,897           12,912           12,080
   Southland . . . . . . . .      15,076           10,572           20,854           18,171           15,139
                                --------         --------         --------         --------         --------
                                $ 59,288         $ 47,523         $ 97,460         $ 87,900         $ 76,198
                                ========         ========         ========         ========         ========

Net income (loss):
   The Company . . . . . . .    $  4,750         $  4,829         $ 11,187         $(18,484)        $(14,004)
   Kertz . . . . . . . . . .        (202)            (111)             156              702              201
   United  . . . . . . . . .         724              564            1,407              924              556
   Southland . . . . . . . .       1,365              713            1,126              913            1,101
                                --------         --------         --------         --------         --------
                                $  6,637         $  5,995         $ 13,876         $(15,945)        $(12,146)
                                ========         ========         ========         ========         ========

Earnings (loss) per share:
   The Company . . . . . . .    $   0.14         $   0.15         $   0.35         $  (0.57)        $  (0.44)
   Kertz . . . . . . . . . .       (0.01)              --               --             0.02               --
   United  . . . . . . . . .        0.02             0.01             0.04             0.03             0.02
   Southland . . . . . . . .        0.04             0.02             0.04             0.03             0.03
                                --------         --------         --------         --------         --------
                                $   0.19         $   0.18         $   0.43         $  (0.49)        $  (0.39)
                                ========         ========         ========         ========         ========






          REVENUE RECOGNITION. The Company recognizes revenue as services are provided.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         MARKETABLE SECURITIES. The Company purchases marketable securities for investment purposes which are recorded at the lower of cost or market. The Company includes gains and losses incurred in connection with marketable securities in interest and other income. In 1992, the Company realized gains on marketable securities purchased and subsequently sold during the year. The Company currently holds no equity securities as defined under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

         OTHER CURRENT ASSETS. Inventories consisting principally of equipment parts, compost materials and supplies are valued under a method which approximates the lower of cost (first-in, first-out) or market. At December 31, 1994 and 1993, other current assets included inventories of $2,195,000 and $1,921,000, respectively.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations.

         The Company revises the estimated useful lives of property and equipment acquired through its business acquisitions as of the effective date of the acquisition to conform with its policies regarding property and equipment. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty to forty years for buildings and improvements, three to fifteen years for vehicles and equipment and five to seven years for furniture and fixtures. Landfills are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain a landfill permit and direct costs incurred to construct and develop the site, and these costs are also depleted based on consumed airspace. No general and administrative costs are capitalized as landfills and landfill improvements.

         ACCRUED LIABILITIES. The Company provides accruals for estimated insurance claims for the self-funded portion of its insurance plans. At December 31, 1994 and 1993, insurance claims reserves of $926,000 and $665,000, respectively, were included in accrued liabilities.

         ACCRUED ENVIRONMENTAL AND LANDFILL COSTS. Accrued environmental and landfill costs include landfill site closure and post-closure costs. Landfill site closure and post-closure costs include costs to be incurred for final closure of the landfills and costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued based on consumed airspace. The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on its interpretation of the technical standards of the United States Environmental Protection Agency's Subtitle D regulations. These estimates do not take into account discounts for the present value of such total estimated costs. Environmental costs are accrued by the Company through a charge to income in the appropriate period for known and anticipated environmental liabilities.

         INCOME TAXES. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which the Company adopted in 1992, the effect of which was not material. Accordingly, deferred income taxes have been provided to show the effect of temporary differences between the recognition of revenues and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

         GOODWILL.  Goodwill is amortized over the lesser of the estimated life
or forty years, on a straight-line basis.   Amortization expense related to
goodwill and other intangible assets was $573,000, $382,000 and $270,000 in 1994, 1993 and 1992, respectively.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of goodwill and other long-lived assets or whether the remaining balance of goodwill should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted net income over the remaining life of goodwill in measuring whether the goodwill is recoverable.

         ACCOUNTING FOR ACQUISITIONS. At the time the Company acquires a business to be accounted for as a purchase, the Company allocates the purchase price to assets and liabilities based on its best estimate of the fair value of each asset and liability. For a one-year period subsequent to the acquisition date, the estimates are refined if additional facts become known regarding contingencies that existed at the date of acquisition. At the end of the one-year period following the date of acquisition, the estimates are finalized and no other entries are made to purchase accounting.

         Acquisitions accounted for under the pooling-of-interests method of accounting are included retroactively in the Company's financial statements as if the companies had operated as one entity since inception.

         STATEMENTS OF CASH FLOWS. The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The effect of non-cash transactions related to business combinations, as discussed in Note 3, and other non-cash transactions are excluded from the statements of cash flows.

         FOREIGN CURRENCY TRANSLATION. All asset and liability accounts of foreign subsidiaries are translated to U.S. dollars at the rate of exchange in effect at the balance sheet date. All income statement accounts of foreign subsidiaries are translated at average exchange rates during the year. Resulting translation adjustments arising from these translations are charged or credited directly to stockholders' equity. Gain or loss on foreign currency transactions are included in income as incurred. There was no material effect on foreign cash balances of foreign currency translations in 1994 and 1993.
All of the Company's foreign subsidiaries are a part of the hazardous waste services segment of the Company. In connection with the spin-off of the hazardous waste services segment, as discussed in Note 2, this segment of the Company's business has been accounted for as a discontinued operation.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The book values of cash, trade accounts receivable, trade accounts payable and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1994 and 1993.

         In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying supplemental consolidated balance sheets. The Company's management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

         CONCENTRATIONS OF CREDIT RISK. Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across many different geographic areas. As a result, as of December 31, 1994, the Company does not consider itself to have any significant concentrations of credit risk.

2.  DISCONTINUED OPERATIONS

         SPIN-OFF OF THE HAZARDOUS WASTE SERVICES SEGMENT IN 1994. In July 1994, the Company announced the contemplation of a plan to exit the hazardous waste services segment of the environmental industry, and in October 1994, the Board of Directors authorized management to pursue such plan, subject to final approval from the Board of Directors and the resolution of certain legal

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


and financial requirements. The plan provides for the combination of the Company's hazardous waste services operations in its wholly-owned subsidiary, RESI, and the distribution of the stock of RESI to the stockholders of record of Republic (the "Distribution"). On April 26, 1995, Republic stockholders received one share of common stock of RESI for every five shares of Common Stock of Republic owned on April 21, 1995 in connection with the spin-off of RESI. Approximately 5.4 million RESI shares were distributed to Republic stockholders. RESI's common stock commenced trading on the Nasdaq National Market on April 27, 1995 under the trading symbol "RESI." The Company has had no direct ownership interest in RESI since the Distribution.

         The hazardous waste services segment of the Company's business has been accounted for as a discontinued operation and, accordingly, the accompanying supplemental consolidated financial statements of the Company have been restated to report separately the net assets and operating results of these discontinued operations. A summary of the net assets of this segment is as follows (in thousands):


                                                                          December 31,
                                                                   ------------------------
                                                                     1994             1993
                                                                   -------          -------
                        Current assets  . . . . . . . . . . .      $13,595          $14,735
                        Non-current assets  . . . . . . . . .       26,347           34,783
                                                                   -------          -------
                             Total assets . . . . . . . . . .       39,942           49,518
                                                                   -------          -------

                        Current liabilities . . . . . . . . .       13,040           14,465
                        Non-current liabilities . . . . . . .        6,610           18,181
                                                                   -------          -------
                             Total liabilities  . . . . . . .       19,650           32,646
                                                                   -------          -------

                        Net assets of discontinued operations      $20,292          $16,872
                                                                   =======          =======



         A summary of the operating results of the Company's hazardous waste services segment is as follows (in thousands):

                                                                     Year Ended December 31,
                                                          --------------------------------------------
                                                            1994              1993              1992
                                                          --------         ---------          --------
Revenue     . . . . . . . . . . . . . . . . . . . . . .   $ 46,599          $ 61,617          $ 74,668
Expenses:
   Cost of operations . . . . . . . . . . . . . . . . .     33,377            47,028            54,634
   Selling, general and administrative  . . . . . . . .     10,349            13,480            15,141
   Restructuring and unusual charges  . . . . . . . . .      8,484            14,906               577
                                                          --------         ---------          --------
Operating income (loss) . . . . . . . . . . . . . . . .   (  5,611)          (13,797)            4,316
Other expense, net of other income  . . . . . . . . . .        353               992             1,327
                                                          --------         ---------          --------
Income (loss) before extraordinary
   gain and income taxes  . . . . . . . . . . . . . . .   (  5,964)        (  14,789)            2,989
Income tax provision (benefit)  . . . . . . . . . . . .   (  3,092)        (     210)            1,442
                                                          --------         ---------          --------
Income (loss) before extraordinary gain . . . . . . . .   (  2,872)        (  14,579)            1,547
Extraordinary gain on conversion of debt, net of income
   tax provision of $3,092  . . . . . . . . . . . . . .      5,556                 -                 -
                                                          --------         ---------          --------
Net income (loss) . . . . . . . . . . . . . . . . . . .   $  2,684         $ (14,579)         $  1,547
                                                          ========         =========          ========

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         In connection with the Distribution, the Company has entered into the Distribution Agreement with RESI which sets forth the terms of the Distribution. Under this agreement, Republic contributed the intercompany balance to RESI's equity at the date of the Distribution. In April 1995, Republic contributed approximately $2.5 million to RESI to repay certain indebtedness of RESI and to provide working capital to RESI. Additionally, the Company reclassified approximately $36.3 million to retained earnings from additional paid-in capital in 1995 to effect the spin-off under Delaware law. As a result of these transactions, the Company's equity at the date of the Distribution was reduced by approximately $23.0 million.

         The Company has also entered into various agreements with RESI which govern certain matters between the two parties such as ongoing corporate services to be provided by the Company to RESI, insurance coverage for RESI for a certain period after the date of the Distribution, treatment of various tax matters for periods through the date of the Distribution, responsibility for any adjustments as a result of audit by any taxing authority and indemnification between both parties. Republic has agreed to continue to provide certain corporate services, including insurance, administration, human resources management, financial reporting and tax, legal and environmental engineering services to RESI after the Distribution until terminated by either party. The Corporate Services Agreement and the Tax Sharing Agreement are expected to be terminated by the end of 1995. During 1994, 1993 and 1992, the Company allocated expenses for these services to RESI totaling $851,000, $839,000 and $739,000, respectively, on a basis that approximated the cost of actual services provided.

         Since 1992, RESI has participated in the Company's combined risk management programs for property and casualty insurance and will continue to do so until the expiration of the Company's existing policies in June 1995. In 1994, 1993 and 1992, the Company charged RESI for annual premiums and reported losses of $1,678,000, $1,745,000 and $1,116,000, respectively. RESI has agreed to indemnify the Company against increases in current losses and any future losses incurred in connection with RESI's participation in these programs.

         SALE OF DEMOLITION AND EXCAVATION SUBSIDIARY IN 1992. In 1992, the Company sold its demolition and excavation subsidiary, Republic Environmental Services, Inc. ("RES Demolition") and recorded a non-cash loss on disposition of $17.6 million. This segment of the Company's business was accounted for as a discontinued operation and, accordingly, the Company's supplemental consolidated financial statements report separately the operating results of these discontinued operations through the date of sale in 1992. In 1992, revenues and net loss of the discontinued operations of RES Demolition were $2.9 million and $2.7 million, respectively.

3.  BUSINESS COMBINATIONS

         GENERAL. From January 1, 1992 through December 31, 1994, the Company acquired five businesses, all of which were accounted for under the purchase method of accounting with the exception of RESI (formerly known as Stout Environmental, Inc.), which was accounted for as a pooling-of-interests. These businesses were acquired for a combination of cash and shares of the Company's Common Stock. The value of the Common Stock reflects the market value of the Company's Common Stock at the closing of each acquisition, adjusted to account for restrictions common to unregistered securities and for registration rights, if applicable. The final determination of the cost of certain of the Company's acquisitions is subject to the resolution of certain contingencies, primarily the determination of contingent consideration payable as described in Note 9. The operating results of the acquired businesses accounted for under the purchase method of accounting have been included in the supplemental consolidated financial statements from the dates of acquisition.

         The following table sets forth the purchase price of the Company's acquisitions accounted for under the purchase method of accounting (in thousands):

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                           Year Ended December 31,
                                             -----------------------------------------------------
                                               1994                    1993                 1992
                                             -------                  -------             --------
              Cash (net of cash
               acquired)  . . . . . . .      $ 4,059                  $ 5,664             $  2,899
              Common stock (including
              contingent consideration
               earned)  . . . . . . . .          105                      266                2,964
                                             -------                  -------             --------
                                             $ 4,164                  $ 5,930             $  5,863
                                             =======                  =======             ========


         The following describes each of the acquisitions completed by the Company in 1994:

         LAUGHLIN ENVIRONMENTAL, INC. In February 1994, the Company acquired Laughlin Environmental, Inc. ("Laughlin"), located in the Houston, Texas area. Laughlin provides environmental services on a contract basis and serves to complement the Company's special waste landfill located in the Dallas, Texas area. Additionally, Laughlin internalized a portion of its operating costs in 1994 through the acquisition of the assets of a subcontractor.

         WASTE HANDLING SYSTEMS, INC. In October 1994, the Company acquired Waste Handling Systems, Inc. ("Waste Handling") which is located in Rutherford County, North Carolina, approximately 75 miles west of Charlotte. Waste Handling is a collection operation adjacent to the Company's existing landfill and collection operation in southwest North Carolina and services collection routes in a 30 mile radius of Forest City, North Carolina through the transportation of municipal solid waste.

         MIDWEST SANITATION SERVICE, INC. In November 1994, the Company acquired Midwest Sanitation Service, Inc. ("Midwest"). Midwest is a landfill and collection operation which was the largest private hauler in North Dakota.

         As discussed in Note 9, the Company also paid additional consideration to the sellers of previously completed acquisitions for the attainment of certain earnings levels as specified in the respective acquisition agreements.

         UNAUDITED PRO FORMA RESULTS OF OPERATIONS. The Company's unaudited pro forma consolidated results of operations for 1994, 1993 and 1992 shown below are presented assuming that the Company's business combinations had been consummated January 1, 1992 (in thousands):

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                                                               Year Ended December 31,
                                                                       ------------------------------------
                                                                         1994         1993           1992
                                                                       --------     --------       --------
             Revenue as reported . . . . . . . . . . . . . . . . . . . $ 97,460     $ 87,900       $ 76,198
             Revenue of businesses acquired  . . . . . . . . . . . . .    2,890       10,389          6,808
                                                                       --------     --------       --------
             Pro forma revenue . . . . . . . . . . . . . . . . . . . . $100,350     $ 98,289       $ 83,006
                                                                       ========     ========       ========

             Income (loss) from continuing operations as reported  . . $ 11,192     $   (904)      $  6,534
             Net income of businesses acquired . . . . . . . . . . . .       97          353            443
             Pro forma adjustments (A) . . . . . . . . . . . . . . . .      126          (11)           113
                                                                       --------     --------       --------
             Pro forma income (loss) from continuing operations  . . . $ 11,415     $   (562)      $  7,090
                                                                       ========     ========       ========

             Earnings (loss) per common and common equivalent
               share from continuing operations as reported  . . . . . $   0.34     $  (0.03)      $   0.21
             Effect of businesses acquired and pro forma adjustments .        -         0.01           0.01
                                                                       --------     --------       --------
             Pro forma earnings (loss) per common and common
               equivalent share from continuing operations . . . . . . $   0.34     $  (0.02)      $   0.22
                                                                       ========     ========       ========

             Weighted average common and common equivalent
               shares as reported  . . . . . . . . . . . . . . . . . .   32,607       32,698         31,541
             Effect of shares issued for business acquisitions . . . .        -            -            349
                                                                       --------     --------       --------
             Pro forma weighted average common and common
               equivalent shares . . . . . . . . . . . . . . . . . . .   32,607       32,698         31,890
                                                                       ========     ========       ========


(A) Pro forma adjustments include: (i) depreciation expense resulting from the additional value assigned to acquired assets computed in accordance with the Company's accounting policies; (ii) contractual reductions of former owners' and officers' salaries and (iii) adjustments to the income tax provision to reflect the Company's effective tax rate.

         The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated these businesses as of January 1, 1992.

4.  RESTRUCTURING AND UNUSUAL CHARGES

         In the fourth quarter of 1993, the Company recorded restructuring and unusual charges of $10.0 million based on the Company's reevaluation of each of its solid waste operations. As a result of this reevaluation, the Company decided to close one of its facilities due to low waste volumes and abandon its permitting effort at another facility because of limited market opportunity in that area and delays in the permitting process. In accordance with industry standards, the Company provides for closure and post-closure over the life of a facility. Accordingly, the Company fully provided for these costs on the closed facility. The provision for closure and post-closure and the write-off of property and equipment and accumulated permitting costs associated with these facilities totaled $6.6 million. In conjunction with the reevaluation, the Company also decided to terminate certain contracts and employees. Costs related to employee relocations and terminations and other contract terminations totaled $1.2 million. In addition, the Company also reevaluated its exposure related to litigation and environmental matters and provided additional accruals aggregating $2.2 million for the costs to defend or settle certain litigation and environmental matters.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         In March 1992, the Company acquired Stout Environmental, Inc. in a merger transaction accounted for in accordance with the pooling-of-interests method. In connection with the merger, the Company incurred substantial legal, accounting, consulting and financing costs aggregating $2.2 million, which was recorded as an unusual charge.


5.  EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

         The computation of weighted average common and common equivalent shares used in the calculation of earnings (loss) per share is shown below (in thousands):

                                                             Six Months Ended
                                                                  June 30,                   Year Ended December 31,
                                                             -----------------          ---------------------------------
                                                              1995       1994            1994         1993          1992
                                                             ------     ------          ------       ------        ------
                                                                (Unaudited)
Common shares outstanding . . . . . . . . . . . . . . . . .  32,373     32,611          32,376       32,538        32,471
Effect of using weighted average common shares
 outstanding during the year  . . . . . . . . . . . . . . .      (5)         -               -            -        (1,116)
Common shares issuable under options, warrants and earn-out
 agreements . . . . . . . . . . . . . . . . . . . . . . . .   1,751         49              82          160           186
Weighted average effect of treasury stock purchases . . . .       -          -             149            -             -
                                                             ------     ------          ------       ------        ------
Weighted average common and common equivalent shares  . . .  34,119     32,660          32,607       32,698        31,541
                                                             ======     ======          ======       ======        ======

         The difference between shares for primary and fully diluted earnings
(loss) per common and common equivalent share was not significant for the periods presented.


6.  PROPERTY AND EQUIPMENT

         A summary of property and equipment is shown below (in thousands):

                                                                            December 31,
                                                                 --------------------------------
                                                                    1994                   1993
                                                                 --------                --------
           Land, landfills and improvements. . . . . . . . . . . $ 83,069                $ 79,685
           Vehicles and equipment  . . . . . . . . . . . . . . .   38,977                  31,937
           Buildings and improvements  . . . . . . . . . . . . .    6,526                   4,816
           Furniture and fixtures  . . . . . . . . . . . . . . .    1,658                   1,355
                                                                 --------                --------
                                                                  130,230                 117,793
              Less accumulated depreciation and depletion  . . .  (25,574)                (19,691)
                                                                 --------                --------
                                                                 $104,656                $ 98,102
                                                                 ========                ========


7.  ACCRUED ENVIRONMENTAL AND LANDFILL COSTS

         The Company owns and operates ten solid waste landfills in the United States. The Company is responsible for closure and post-closure monitoring and maintenance costs at these landfills which are currently operating. Closure and post-closure costs are provided in accordance with Subtitle D regulations. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Considering existing accruals at the end of 1994, approximately $7.6 million of such costs are to be expensed over the remaining lives of these facilities. Included with the accrued costs associated with landfills at December 31, 1994 is $179,000 related to post-closure activities at a closed solid waste landfill formerly owned by the Company.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         As discussed in Note 9, the Company is involved in litigation and is subject to ongoing environmental investigations by certain regulatory agencies, as well as other claims and disputes that could result in additional litigation which are in the normal course of business.

         For a discussion of the Company's significant accounting policies related to these environmental and landfill costs, see Note 1 - "Summary of Significant Accounting Policies - Accrued Environmental and Landfill Costs".


8.  NOTES PAYABLE AND LONG-TERM DEBT

         SHORT-TERM BORROWINGS AND NOTES PAYABLE. Notes payable at December 31, 1994 and 1993 consisted primarily of short-term insurance premium financing.

         LONG-TERM DEBT. Long-term debt consists of the following (in thousands):

                                                                                      December 31,
                                                                            --------------------------------
                                                                             1994                      1993
                                                                            ------                    ------
         Revolving credit facility, secured by the stock of the
           Company's subsidiaries, interest payable quarterly, at
           prime or at a Eurodollar rate plus 1.5% (8.3% as of
           December 31, 1994), due September 1996 . . . . . . . .           $12,600                  $12,200
         Notes to banks and financial institutions, secured by
           equipment and other assets, interest ranging from 7.0% to
           12.9% (weighted average interest rate of 7.2% as of
           December 31, 1994), payable monthly through 1998 . . .            10,712                    7,530
         Notes payable to former stockholders of acquired
           companies, secured by common stock of the acquired
           companies, interest at 9.5%, payable monthly
           through 2004 . . . . . . . . . . . . . . . . . . . . .             6,058                    6,114
         Other notes, secured by equipment and
           other assets, interest ranging from 4.0% to 11.5% (weighted average interest rate of 6.0% as of December 31, 1994),
           payable monthly through 2004 . . . . . . . . . . . . .             6,974                    6,444
                                                                            -------                  -------
                                                                             36,344                   32,288
         Less current maturities  . . . . . . . . . . . . . . . .            (4,247)                  (3,953)
                                                                            -------                  -------
                                                                            $32,097                  $28,335
                                                                            =======                  =======


         In September 1993, the Company entered into a revolving credit facility agreement with a U.S. commercial bank in the amount of $25,000,000, which includes a line of credit with $10,000,000 available for standby letters of credit. At December 31, 1994, the Company had standby letters of credit of $5,591,000 outstanding under this facility and $6,809,000 available under the revolving credit facility. In 1995, the Company extended the due date from September 1996 to December 1997 and increased the availability under this facility to $35,000,000. The credit agreement requires the Company, among other restrictions, to meet certain financial ratios and places certain limitations on dividend payments and other borrowing. As of December 31, 1994, the Company was in compliance with all covenants under the credit agreement.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         At December 31, 1994, aggregate maturities of long-term debt were as follows (in thousands):

                 1995 . . . . . . . . . . . . . . . . . .   $ 4,247
                 1996 . . . . . . . . . . . . . . . . . .    15,503
                 1997 . . . . . . . . . . . . . . . . . .     4,074
                 1998 . . . . . . . . . . . . . . . . . .     2,518
                 1999 . . . . . . . . . . . . . . . . . .     1,619
                 Thereafter . . . . . . . . . . . . . . .     8,383
                                                            -------
                                                            $36,344
                                                            =======



9.  COMMITMENTS AND CONTINGENCIES

        LEGAL PROCEEDINGS. On May 3, 1991, the Company filed an action against G.I. Industries, Inc. ("GI"), Manuel Asadurian, Sr. and Mike Smith in the United States District Court for the Central District of California (the "Court"). The Company requested a declaratory judgment that it did not anticipatorily breach a merger agreement (the "Merger Agreement") between the Company and GI and that the Merger Agreement had been properly terminated. The Company also sought to recover $600,000 from GI, plus interest and costs, with respect to a certain financial guaranty provided by Republic in 1990 for the benefit of GI. In response to the Company's action, GI filed a counterclaim alleging that the Company breached the Merger Agreement and that it had suffered damages in excess of $16.0 million. In August 1993, the Court rendered a ruling in favor of Republic and found that GI did not meet its burden in proving that it could have performed its obligations under the Merger Agreement. GI appealed that decision in September 1993. In March 1995, the United States Court of Appeals for the Ninth Circuit (the "Court of Appeals") vacated the August 1993 decision and remanded the case back to the Court for a hearing on damages. The Company filed a motion for reconsiderations and suggestion of en banc consideration with the Court of Appeals in an effort to restore the original ruling denying GI's claim. On May 12, 1995, the Court of Appeals denied the motion and suggestion. The Company filed a petition for writ of certiorari with the United States Supreme Court, which was denied. The Court has commenced proceedings that may lead to a trial on damages.

         Subsequent to the Company's seeking recovery from GI for the guaranty, GI filed for protection under Chapter 11 of the Bankruptcy Code. The Company is a secured creditor and anticipates a complete recovery of the $600,000, plus interest and costs, including attorneys' fees.

         On November 9, 1992, A&B Investors, Inc. ("A&B") filed an action against the Company in the District Court of Harris County, Texas alleging, among other claims, breach of contract and securities fraud. On July 14, 1995, this matter was resolved in an out-of-court settlement which did not have a material effect on the Company's supplemental consolidated results of operations or financial position.

         Western Waste Industries, Inc. ("Western") filed an action against the Company and others on July 20, 1990 for various causes of action including interference with business relations and seeks $24.0 million in damages. The lawsuit stems from Western's attempts to acquire Best Pak Disposal, Inc. This case is currently scheduled for trial in late 1995 or early 1996.

         While the results of the legal proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's supplemental consolidated results of operations or financial position.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         ENVIRONMENTAL MATTERS. The Company's solid waste and environmental services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

         In 1992, the Company received notices from Imperial County, California (the "County") and the California Department of Toxic Substances Control ("DTSC") that spent filter elements (the "Filters") from geothermal power plants, which had been deposited at the Company's Imperial Landfill for approximately five years, were classified as hazardous waste under California environmental regulations. Under United States EPA regulations, the Filters are not deemed hazardous waste as they are associated with the production of geothermal energy.

         In February 1993, the DTSC denied the Company's October 1992 request to classify the Filters as "special waste" under California regulations. DTSC's denial indicated that the Filters met all technical and analytical requirements for reclassification as a special waste, but that a procedural requirement related to the timing of the reclassification request was not met. The Company is currently conducting active discussions with all appropriate California regulatory agencies in order to seek a variance under California regulations which will reclassify the Filters as a special waste, irrespective of the reclassification application submittal timing issue, and allow the Filters to be left in the landfill. If this occurs, the state, regional and local regulatory agencies may nevertheless require that the affected area of the landfill be capped and that the affected area accept no additional waste. A decision on the reclassification issue is expected by October 1995. In the event that the variance is not granted, the Regional Water Quality Control Board and Integrated Waste Management Board will determine what remedial measures must be taken based on the Filters' classification as a California hazardous waste. One of those measures could include the removal of the Filters or the closure of a portion of the landfill.

         Management is currently unable to determine (i) whether the waste will ultimately be classified as hazardous, (ii) what action, if any, will be required as a result of this issue or (iii) what liability, if any, the Company will have as a result of this inquiry. In January 1994, the Company filed suit against the known past and present owners and operators of the geothermal power plants for all losses, fines and expenses the Company incurs associated with the resolution of this matter, including loss of airspace at the landfill, in the United States District Court for the Southern District of California, alleging claims for CERCLA response costs recovery and intentional misrepresentation among other claims. The Company seeks to recover actual expenses and punitive damages. Discovery and regulatory studies are proceeding. The Company believes it will prevail, but no amounts have been accrued for any recovery of damages.

         Although it is possible that losses exceeding amounts already recorded may be incurred upon the ultimate resolution of the environmental matters described above, management believes that such losses, if any, will not have a material adverse effect on the Company's supplemental consolidated results of operations or financial position.

         OPERATING LEASE COMMITMENTS. The Company and its subsidiaries lease portions of their premises and certain equipment under various operating lease agreements. At December 31, 1994, total minimum rental commitments becoming payable under all operating leases are as follows (in thousands):

             1995 . . . . . . . . . . . . . . . . . . . . . . . $1,336
             1996 . . . . . . . . . . . . . . . . . . . . . . . $1,190
             1997 . . . . . . . . . . . . . . . . . . . . . . . $  586
             1998 . . . . . . . . . . . . . . . . . . . . . . . $  109
             1999 . . . . . . . . . . . . . . . . . . . . . . . $   53
             Thereafter . . . . . . . . . . . . . . . . . . . . $   27

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Total rental expense incurred under operating leases was $1,438,000 $1,325,000 and $1,028,000 in 1994, 1993 and 1992, respectively.

         POSTRETIREMENT BENEFITS. The Company does not provide postretirement or postemployment benefits to its employees and, accordingly, has not reflected any cost arising from the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" or SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Effective January 1, 1994, the Company instituted a defined contribution 401(k) savings plan for employees meeting certain employment requirements. Under the plan, the Company may, at its discretion, match a portion of employee contributions based on the profitability and growth of the Company. No contributions under this plan were made by the Company in 1994.

         CONTINGENT CONSIDERATION. In certain of the business acquisitions accounted for as purchases, the Company has agreed to issue contingent consideration in the form of additional shares of the Company's common stock and, in some cases, additional cash to the sellers of those businesses based on the attainment of certain earnings levels and other contingencies. During the years ended December 31, 1994, 1993 and 1992, the Company has issued approximately 29,000, 160,000 and 186,000 shares of common stock and paid $623,000, $432,000 and $40,000, respectively, for the attainment of such earnings levels. These amounts have been capitalized as additional purchase price. The maximum contingent consideration to be earned over the next eight years as of December 31, 1994 consists of approximately 406,000 shares of the Company's common stock and $412,000. Under the terms of an acquisition agreement, the Company has agreed to pay additional consideration to the former owners of a landfill site of a maximum of $2,500,000 upon the expansion of the landfill airspace by up to 2,500,000 cubic yards.

         OTHER MATTERS. At December 31, 1994, the Company had made cash deposits into escrow accounts which total $735,000 in connection with landfill closure and certain other obligations, of which $656,000 was included in cash and cash equivalents and $79,000 was included in other assets. Additionally, the Company has bonding facilities for the issuance of payment, performance and bid bonds, of which $3,945,000 in bonds were outstanding at December 31, 1994. The Company also has facilities available for the issuance of standby letters of credit, of which $4,027,000 in letters of credit were outstanding at December 31, 1994.


10.  STOCKHOLDERS' EQUITY

         PREFERRED STOCK. The Company has 5,000,000 authorized shares of preferred stock, $.01 par value per share, none of which are issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to establish the rights, preferences and dividends.

         TREASURY STOCK. In October 1993, the Board of Directors authorized the Company to repurchase up to 1.3 million shares, or 4.8% of its then outstanding Common Stock, through October 1994, as deemed appropriate by management. Through October 1994, 281,000 shares were repurchased for an aggregate value of $856,000. In October 1994, the Board of Directors authorized management to continue the repurchase program and to repurchase up to an additional 1.3 million shares, or 4.8% of its then outstanding Common Stock, through October 1995. The repurchasing of shares is intended to achieve a more favorable balance between the market supply of the shares and market demand, as well as take advantage of the relatively low price of the Company's Common Stock. Repurchases have been effected at prevailing market prices from time to time on the open market. The repurchased shares represent additions to treasury stock. In October 1994, the Board of Directors authorized the retirement of the 281,000 shares held in treasury, which were retired in the fourth quarter of 1994. In December 1994, 28,993 shares of the Company's Common Stock were returned to the Company in a settlement with a former owner of one of its

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

subsidiaries. These shares represented additions to treasury stock and were subsequently retired in December 1994. The Company's stock repurchase program expires in October 1995 and the Company does not currently plan to repurchase any additional Common Stock.

         1991 STOCK OPTION PLAN. In October 1991, the Board of Directors approved a stock option plan (the "1991 Plan"), which was subsequently approved by the Company's stockholders at the 1992 Annual Meeting of Stockholders, under which employees and officers of the Company or any of its subsidiaries or parent corporations and members of the Board of Directors of the Company may be awarded options to purchase common shares. A maximum of 5,000,000 common shares, less shares issued or purchased pursuant to the 1990 Stock Option and Stock Purchase Plan (the "1990 Plan") as discussed below, have been reserved for issuance to participants in the 1991 Plan in the form of stock options. The option price under the 1991 Plan is to be determined by the Board of Directors but shall not be less than the fair market value of the common shares on the date the stock option is granted. Options are subject to adjustment upon certain changes in the capital structure of the Company, such as a stock dividend, stock split or other similar events.

         1990 STOCK OPTION AND STOCK PURCHASE PLAN. In April 1990, the Board of Directors approved a stock option and stock purchase plan for certain key employees, directors, consultants and advisors. A maximum of 2,500,000 shares of common stock were reserved for issuance to participants in the plan in the form of either stock options or stock purchases, as determined by the Compensation Committee. Options granted under the plan expire ten years from the date of grant and vest over varying periods as determined by the Compensation Committee. During the year ended December 31, 1990, 700,000 shares were purchased at $2.50 to $4.50 per share. When shares were purchased under the 1990 Plan, the participant paid the par value of the shares in cash, and issued a nonrecourse promissory note to the Company for the balance of the purchase price. These promissory notes along with interest are due ten years from the date of issuance and are collateralized by the shares purchased. During 1992, the Company received payment of $648,000 on notes receivable arising from stock purchase agreements pursuant to the 1990 Plan. The 1990 Plan has been replaced by the 1991 Plan, as discussed above.

         Activity under the Company's 1990 and 1991 stock option plans during each of the two years ended December 31, 1994 are summarized as follows:

                                                    1990 Plan     1991 Plan        Total          Option Price
                                                    ---------     ---------        -----          ------------
Outstanding at December 31, 1992  . . . . . . .       598,000      348,500          946,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .       100,000      401,900          501,900       $4.00-$12.50
   Cancelled  . . . . . . . . . . . . . . . . .            --     (331,900)        (331,900)      $7.25-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1993  . . . . . . .       698,000      418,500        1,116,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .            --      176,000          176,000       $2.69-$ 3.38
   Cancelled  . . . . . . . . . . . . . . . . .       (50,000)    (130,500)        (180,500)      $2.69-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1994  . . . . . . .       648,000      464,000        1,112,000       $2.50-$14.50
                                                      =======    =========        =========

Exercisable at December 31, 1994  . . . . . . .       648,000      113,450          761,450         $9.92(A)
                                                      =======    =========        =========

Available for future grant at December 31, 1993       763,000    2,081,500        2,844,500
   Cancelled  . . . . . . . . . . . . . . . . .        50,000      130,500          180,500
   Granted  . . . . . . . . . . . . . . . . . .            --     (176,000)        (176,000)
                                                     --------    ---------        ---------
Available for future grant at December 31, 1994       813,000    2,036,000        2,849,000
                                                     ========    =========        =========

___________________________________
(A) Represents the weighted average option price of options exercisable at December 31, 1994.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         COMMON STOCK WARRANTS. The Company has awarded warrants to purchase shares of Common Stock to certain executive officers, directors, employees and affiliates as additional incentive to continue in the service of the Company. The warrants vest at 20% per year and are exercisable, with respect to each portion vested, for a period of four years following such vesting. Activity involving Common Stock warrants during each of the two years ended December 31, 1994 are summarized as follows:

                                                                   Exercise
                                                   Warrants          Price              Expiration Date
                                                 ------------    -------------    ---------------------------
Outstanding at December 31, 1992  . . .           6,480,750      $6.00-$12.75         June 1993-May 2001
   Issued . . . . . . . . . . . . . . .             515,000         $4.00                December 2000
   Expired  . . . . . . . . . . . . . .          (4,915,000)     $6.50-$12.75                  -
                                                 ----------
Outstanding at December 31, 1993  . . .           2,080,750      $4.00-$12.75      August 1995-December 2000
   Issued . . . . . . . . . . . . . . .             200,000         $2.69                  May 2003
                                                 ----------
Outstanding at December 31, 1994  . . .           2,280,750      $2.69-$12.75        August 1995-May 2003
                                                 ==========

Exercisable at December 31, 1994  . . .           1,250,750        $7.61(A)
                                                 ==========

___________________________
(A) Represents the weighted average exercise price of warrants exercisable at December 31, 1994.

11.  INCOME TAXES

         Kertz elected S-corporation status for income tax reporting purposes on July 1, 1993 at which time deferred tax balances were eliminated through a credit to the deferred income tax provision. Additionally, United has also elected S-corporation status for federal and state income tax reporting purposes. As a result, net income and the related differences that arise in the recording of income and expense items for financial reporting and income tax reporting purposes have been included in the individual tax returns of the former stockholders of these entities. Upon the closing of the respective merger transactions, Kertz and United were no longer eligible for S-corporation status. Deferred income taxes recorded at closing upon the change in the tax status were not material to the supplemental consolidated financial statements.

         The components of the income tax provision related to continuing operations are shown below (in thousands):

                                                                           Year Ended December 31,
                                                                 ---------------------------------------------
                                                                  1994             1993                  1992
                                                                 ------           ------                ------
         Current:
            Federal . . . . . . . . . . . . . . . . . . .        $   644          $    541             $ 2,266
            State . . . . . . . . . . . . . . . . . . . .            330               166                 127
                                                                 -------          --------             -------
                                                                     974               707               2,393

         Federal deferred . . . . . . . . . . . . . . . .          2,919            (1,677)               (602)

         Tax reserve adjustments  . . . . . . . . . . . .         (1,963)                -              (1,538)

         Change in valuation allowance  . . . . . . . . .         (1,242)            1,242                   -
                                                                 -------          --------             -------

         Income tax provision . . . . . . . . . . . . . .        $   688          $    272             $   253
                                                                 =======          ========             =======

         In addition to the above, the Company recorded an income tax benefit of $210,000 and $123,000 in 1993 and 1992, respectively, related to its discontinued operations.

         In 1992, the Company changed its method of accounting for income taxes from the method required under SFAS No. 96 to the method required under SFAS No. 109. Since the approach under both statements is similar, there was no significant income effect of the change on the recording of income taxes.
Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined by applying the current tax rate to the difference between the financial reporting and income tax basis of assets and liabilities.

         SFAS No. 109 was adopted by Southland in its fiscal year ended September 30, 1993. The cumulative effect of the change for the prior periods for Southland was $462,000 and has been included as a charge to income in 1993. Although the acquisition of Southland has been accounted for under the pooling-of-interests method of accounting, the effect of the change in accounting principle was not material to require the conforming of transition methods.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         Net operating loss ("NOL") carryforwards are recognized under SFAS No. 109 unless it is "more likely than not" that they will not be realized. In 1993, the Company recorded a $1,242,000 valuation allowance related to the realization of deferred tax assets generated as a result of the 1993 restructuring and unusual charges. This valuation allowance was recorded due to the uncertainty surrounding the future utilization of such deferred tax assets. In 1994, the valuation allowance was eliminated based on the expected realization of such deferred tax assets.

         In the years immediately following an acquisition, the Company provides income taxes at the statutory income tax rate applied to pre-tax income. As part of its tax planning to reduce effective tax rates and cash outlays for taxes, the Company employs a number of strategies such as combining entities to reduce state income taxes, claiming tax credits not previously claimed and recapturing taxes previously paid by acquired companies. At such time as these reductions in the Company's deferred tax liabilities are determined to be realizable, the impact of the reduction is recorded as tax reserve adjustments in the tax provision. The Company's unaudited income tax provision for the first quarter of 1995 was offset by such adjustments. The Company's unaudited income tax provision of approximately 38% for the three and six months ended June 30, 1994 was offset by reductions in valuation allowance, as well as tax reserve adjustments.

         A reconciliation of the statutory federal income tax rate to the Company's effective tax rate as reported in the accompanying supplemental consolidated statements of operations is shown below:


                                                                            Year Ended December 31,
                                                                    --------------------------------------
                                                                    1994             1993             1992
                                                                    ----             ----             ----
            Statutory federal income tax rate . . . . . . .         34.0%           (34.0)%          34.0%
            Amortization of goodwill  . . . . . . . . . . .          0.8             15.2             0.7
            State income taxes, net of federal benefit  . .          2.6             26.3             1.2
            Tax reserve adjustments . . . . . . . . . . . .        (16.5)              -            (22.7)
            Change in valuation allowance . . . . . . . . .        (10.5)           197.0             -
            S-corporation earnings  . . . . . . . . . . . .         (4.9)          (166.7)           (9.2)
            Other, net  . . . . . . . . . . . . . . . . . .          0.3              5.2            (0.3)
                                                                   -----            -----           -----
              Effective tax rate  . . . . . . . . . . . . .          5.8%            43.0%            3.7%
                                                                   =====            =====           =====

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         Components of the net deferred income tax liability are shown below (in thousands):

                                                                                    December 31,
                                                                         ---------------------------------
                                                                            1994                    1993
                                                                            ----                    ----
         Deferred income tax liabilities:
             Book basis in property over tax basis . . . . . . . . .      $20,638                   $20,981
             Book capitalization of costs expensed for tax . . . . .            3                        36
                                                                          -------                   -------
                                                                           20,641                    21,017
                                                                          -------                   -------
         Deferred income tax assets:
             Net operating losses  . . . . . . . . . . . . . . . . .       (5,185)                   (5,890)
             Accrued environmental and landfill costs  . . . . . . .       (2,761)                   (3,054)
             Accruals not currently deductible . . . . . . . . . . .         (773)                   (1,424)
                                                                          -------                   -------
                                                                           (8,719)                  (10,373)
                                                                          -------                   -------

                                                                           11,922                    10,644

         Valuation allowance . . . . . . . . . . . . . . . . . . . .            -                     1,242
                                                                          -------                   -------

         Net deferred income tax liability . . . . . . . . . . . . .      $11,992                   $11,886
                                                                          =======                   =======


         At December 31, 1994, the Company had available U.S. NOL carryforwards of approximately $15,249,000 which expire $7,994,000, $6,342,000 and $913,000 in the years 2006, 2007 and 2008, respectively.

12.  RELATED PARTY TRANSACTIONS

         The Company has entered into an agreement to lease office space for one of its subsidiaries with the former owner of this subsidiary who is a current officer of this subsidiary. The Company also utilizes companies affiliated with former owners of acquired businesses who are current officers of the Company's subsidiaries for hauling and other services. Aggregate payments for leases and such services were $132,000, $1,139,000 and $827,000 in 1994, 1993 and 1992, respectively. In September 1993, the Company internalized a portion of these hauling services through the acquisition of substantially all of the assets of a hauling company owned by an officer of a subsidiary of the Company for $370,000 cash.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


13.  OPERATIONS BY INDUSTRY SEGMENT

         The following tables present information regarding the Company's different industry segments based on the historical operations of the Company (in thousands):

                                                                            YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------------
                                                                   1994             1993              1992
                                                                ----------       ----------       -----------
 Revenue
         Solid waste services  . . . . . . . . . . . . .        $  84,517        $   72,178       $   62,560
         Electronic security services  . . . . . . . . .           12,943            15,722           13,638
                                                                ---------        ----------       ----------
                                                                $  97,460        $   87,900       $   76,198
                                                                =========        ==========       ==========
 Operating income
         Solid waste services  . . . . . . . . . . . . .        $  14,078               421            5,627
         Electronic security services  . . . . . . . . .              213               612              356
 Interest and other income (expense), net  . . . . . . .           (2,411)           (1,665)             804
                                                                ---------        ----------        ---------
 Income (loss) from continuing operations before
    income taxes . . . . . . . . . . . . . . . . . . . .        $  11,880        $     (632)       $   6,787
                                                                =========        ==========        =========

 Depreciation, depletion and amortization
         Solid waste services  . . . . . . . . . . . . .        $   7,570        $    6,244        $   4,674
         Electronic security services  . . . . . . . . .              212               202              122
                                                                ---------        ----------        ---------
                                                                $   7,782        $    6,446        $   4,796
                                                                =========        ==========        =========

 Capital expenditures
         Solid waste services  . . . . . . . . . . . . .        $  11,019          $  5,988        $  14,682
         Electronic security services  . . . . . . . . .              483               629              404
                                                                ---------        ----------        ---------
                                                                $  11,502         $   6,617        $  15,086
                                                                =========        ==========        =========

 Identifiable assets
         Solid waste services  . . . . . . . . . . . . .        $ 138,538        $  125,456        $ 118,082
         Electronic security services  . . . . . . . . .            2,481             2,438            1,639
                                                                ---------        ----------        ---------
         Total identifiable assets . . . . . . . . . . .          141,019           127,894          119,721
 Net assets of discontinued operations . . . . . . . . .           20,292            16,872           28,533
                                                                ---------        ----------        ---------
         Total assets  . . . . . . . . . . . . . . . . .        $ 161,311        $  144,766        $ 148,254
                                                                =========        ==========        =========

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


14.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)


                                                      FIRST           SECOND         THIRD          FOURTH
                                                     QUARTER          QUARTER       QUARTER         QUARTER
                                                     -------          -------       -------         -------
                                                        (In thousands, except for per share amounts)
          Revenue                         1994       $ 22,520        $24,831        $24,897        $ 25,212
                                          1993       $ 20,481        $22,798        $22,402        $ 22,219

          Gross profit                    1994       $  7,950        $ 8,388        $ 8,846        $  8,162
                                          1993       $  7,427        $ 8,147        $ 8,036        $  7,518

          Income (loss) from              1994       $  1,910        $ 3,144        $ 3,431        $  2,707
           continuing operations          1993       $  1,981        $ 2,186        $ 2,401        $ (7,472)(a)


          Net income (loss)               1994       $  1,764        $ 3,971        $ 4,419        $  3,722
                                          1993       $  1,510        $ 2,081        $ 2,799        $(22,335)

          Earnings (loss) per share from  1994       $   0.06        $  0.10        $  0.11        $   0.08
           continuing operations          1993       $   0.06        $  0.07        $  0.07        $  (0.23)(a)

____________
(a) As discussed in Note 4, restructuring and unusual charges of $10,040,000 were recorded by the Company in the fourth quarter of 1993 to reorganize its operations.

15.  SUBSEQUENT EVENTS

         (A) EQUITY INVESTMENT BY H. WAYNE HUIZENGA AND ASSOCIATES, WESTBURY (BERMUDA) LTD. AND HARRIS W. HUDSON. On May 21, 1995, the Company agreed to issue and sell in aggregate 8,350,000 shares of Common Stock and warrants to purchase an additional 16,700,000 shares of Common Stock to Mr. H. Wayne Huizenga, Westbury (Bermuda) Ltd. (a Bermuda corporation controlled by Mr. Michael G. DeGroote, then Chairman of the Board, President and Chief Executive Officer of Republic) and Mr. Harris W. Hudson, and certain of their assigns for an aggregate purchase price of $37,575,000. The warrants are exercisable at prices ranging from $4.50 to $7.00 per share effective August 3, 1995. In July 1995, the Company agreed to sell an additional 1,000,000 shares of Common Stock each to Mr. Huizenga and Mr. John J. Melk for $13.25 per share for aggregate proceeds of $26,500,000. These transactions were completed on August 3, 1995.

         On August 3, 1995, in connection with the equity investment, Mr. Huizenga was elected Chairman of the Board of Directors and Chief Executive Officer of Republic and Mr. DeGroote, former Chairman of the Board, President and Chief Executive Officer of the Company, was elected Vice Chairman of the Board. Additionally, Mr. Hudson was appointed as President of the Company and as a member of the Board of Directors. Mr. Gregory K. Fairbanks was appointed as Executive Vice President and Chief Financial Officer and Mr. Donald E. Koogler resigned as a director but remains as Executive Vice President and Chief Operating Officer of Republic.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         (B) PRIVATE PLACEMENT TRANSACTIONS. In July 1995, the Company sold 5,400,000 shares of Common Stock in a private placement transaction for $13.25 per share, resulting in net proceeds of approximately $70 million after deducting fees and commissions. In September 1995, the Company sold 5,000,000 shares of Common Stock in an additional private placement transaction for $20.25 per share resulting in net proceeds of approximately $100 million after deducting fees and commissions.

         As a result of the transactions in (A) and (B) above, the Company received approximately $234 million in cash in July, August and September 1995. The Company used a portion of these proceeds to repay all outstanding borrowings under its revolving line of credit facility totaling approximately $15.5 million plus interest expense.

         (C) ACQUISITION OF HUDSON MANAGEMENT CORPORATION AND ENVIROCYCLE,
INC. (the "Hudson Companies"). On August 3, 1995, the Company issued 8.0 million shares of Common Stock in exchange for all of the outstanding shares of common stock of the Hudson Companies, each of which is owned by Mr. Hudson.
The Hudson Companies, as the third largest solid waste management company in Florida, provide solid waste collection and recycling services to commercial, industrial and residential customers. The acquisition will be accounted for using the purchase method of accounting. Subsequent to the acquisition, the Company repaid substantially all of the outstanding debt of the Hudson Companies which totaled approximately $11 million.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

              REPUBLIC WASTE INDUSTRIES, INC., AND SUBSIDIARIES AND HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.


The following unaudited condensed consolidated pro forma financial statements include the supplemental consolidated financial statements of Republic Waste Industries, Inc. and subsidiaries (the "Company") which include the financial position and results of operations of the following entities:
Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. ("Kertz"), with which the Company merged in August 1995; United Waste Service, Inc. ("United"), with which the Company merged in October 1995; and Southland Environmental Services, Inc. ("Southland"), with which the Company merged in October 1995. These transactions have been accounted for under the pooling of interests method of accounting and, accordingly, the Company's supplemental consolidated financial statements have been retroactively adjusted as if the Company and Kertz, United and Southland had operated as one entity since inception.

The following unaudited condensed consolidated pro forma balance sheet presents the pro forma financial position of the Company as of June 30, 1995 as if the acquisition of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. ("Hudson") had been consummated as of June 30, 1995. The balance sheet also contains pro forma adjustments for a series of equity transactions involving the sale of common stock and warrants (the "Equity Transactions") as if the Equity Transactions had been consummated as of June 30, 1995.

The following unaudited condensed consolidated pro forma statements of operations for the six months ended June 30, 1995 and the year ended December 31, 1994 present the pro forma results of continuing operations of the Company as if the acquisition of Hudson and the Equity Transactions had been consummated at the beginning of the periods presented. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical and supplemental consolidated financial statements and notes thereto of the Company, Hudson and Southland.

The unaudited pro forma income from continuing operations per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options.
Unless otherwise presented, the difference between primary and fully diluted earnings per share is not significant. In computing the unaudited pro forma income from continuing operations per common and common equivalent share, the Company utilizes the modified treasury stock method. When using the modified treasury stock method, the proceeds from the assumed exercise of all warrants and options are assumed to be applied to first purchase 20% of the outstanding common stock, then to reduce outstanding indebtedness and the remaining proceeds are assumed to be invested in U.S. government securities or commercial paper. The increase to income from continuing operations, net of tax, from such interest savings and interest income was approximately $843,000 on a primary basis and $0 on a fully diluted basis for the six months ended June 30, 1995. The increase to income from continuing operations for the year ended December 31, 1994 was approximately $1,808,000.

The unaudited condensed consolidated pro forma financial statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of Hudson was accounted for under the purchase method of accounting. Accordingly, the unaudited condensed consolidated pro forma financial statements reflect the Company's preliminary allocation of purchase price of Hudson which will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited pro forma condensed consolidated results of operations do not necessarily reflect actual results which would have occurred if the acquisition or Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

               REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES AND HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1995

                                 (In thousands)

                                                                                           PRO FORMA
                                                                                          ADJUSTMENTS
                                       THE                    EQUITY                 --------------------
                                     COMPANY      HUDSON   TRANSACTIONS   COMBINED     DR.          CR.         PRO FORMA
                                     --------     ------   ------------   --------   -------      -------       ---------
ASSETS
Current assets
  Cash and cash equivalents........ $  3,278     $   630     $234,275     $238,183                $56,119(a)    $182,064
  Accounts receivable, net.........   15,277       5,765                    21,042                                21,042
  Prepaid expenses and other
    current assets.................    5,063       2,217                     7,280                                 7,280
                                    --------     -------     --------     --------   --------     -------        -------
        Total current assets.......   23,618       8,612      234,275      266,505                 56,119        210,386
  Property and equipment, net......  110,273      18,589                   128,862                               128,862
  Goodwill, net of accumulated
    amortization...................   16,816       2,679                    19,495   $ 68,871(c)    2,679(b)      85,687
  Other assets.....................    1,736          51                     1,787                                 1,787
                                    --------     -------     --------     --------   --------     -------       -------
        Total assets............... $152,443     $29,931     $234,275     $416,649   $ 68,871     $58,798       $426,722
                                    ========     =======     ========     ========   ========     =======       ========
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued
    expenses....................... $ 12,470     $ 7,154                  $ 19,624                              $ 19,624
  Current maturities of long-term
    debt and notes payable.........    5,617       3,596                     9,213   $  9,213(a)                       -

  Other current liabilities........    2,383       2,316                     4,699                                 4,699
                                    --------     -------     --------     --------   --------     --------      --------
        Total current
          liabilities..............   20,470      13,066                    33,536      9,213                     24,323
  Long-term debt, net of current
    maturities.....................   37,969       8,937                    46,906     46,906(a)                       -
  Accrued environmental and
    landfill costs, net of
    current maturities.............    7,267           -                     7,267                                 7,267
  Deferred income taxes............   12,904       1,320                    14,224                                14,224
                                    --------     -------     --------     --------   --------     --------      --------
        Total liabilities..........   78,610      23,323                   101,933     56,119                     45,814
                                    --------     -------     --------     --------   --------     --------      ---------
Stockholders' equity
  Common stock.....................      324                 $    208          532                $    80(f)         612
  Additional paid-in capital.......   64,562          73      234,067      298,702      1,809(e)   72,720(f)     375,837
                                                                                                    6,224(d)
  Retained earnings................    9,172       6,535                    15,707      6,224(d)                   4,684
                                                                                        4,799(e)
Notes receivable arising from
  stock purchase agreements........     (225)                                 (225)                                 (225)
                                    --------     -------     --------     --------   --------     -------       --------
        Total stockholders'
          equity...................   73,833       6,608      234,275      314,716     12,832      79,024        380,908
                                    --------     -------     --------     --------   --------     -------       --------
        Total liabilities and
          stockholders' equity..... $152,443     $29,931     $234,275     $416,649   $ 68,951     $79,024       $426,722
                                    ========     =======     ========     ========   ========     =======       ========

   The accompanying notes are an integral part of this pro forma financial statement.

             REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES AND
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995

                    (In thousands, except per share data)

                                                                                        PRO FORMA
                                                                                       ADJUSTMENTS
                                                 THE                              ---------------------
                                               COMPANY    HUDSON      COMBINED      DR.           CR.        PRO FORMA
                                               --------   -------     --------    -------       -------      ---------
Revenue. . . . . . . . . . . . . . . . . . .  $59,288     $28,617     $87,905                                $87,905

Expenses:
   Cost of operations. . . . . . . . . . . .   39,643      20,607      60,250     $   861 (g)   $  248 (h)    60,863
   Selling, general and
     administrative. . . . . . . . . . . . .    9,815       5,061      14,876                      447 (i)    14,429
Other (income) expense:
   Interest and other income . . . . . . . .     (317)        (44)       (361)                                  (361)
   Interest expense. . . . . . . . . . . . .    1,662         376       2,038                    2,038 (j)         -
                                              -------     -------     -------     -------       ------       -------
                                               50,803      26,000      76,803         861        2,733        74,931
                                              -------     -------     -------     -------       ------       -------

Income from continuing operations
   before income taxes . . . . . . . . . . .    8,485       2,617      11,102         861        2,733        12,974
Income tax provision . . . . . . . . . . . .    2,356       1,047       3,403         659 (k)                  4,062
                                              -------     -------     -------     -------       ------       -------
Income from continuing operations. . . . . .  $ 6,129     $ 1,570     $ 7,699     $ 1,520       $2,733       $ 8,912
                                              =======     =======     =======     =======       ======       =======

Primary:
   Earnings per share from continuing
     operations. . . . . . . . . . . . . . .  $  0.19                                                        $  0.17
                                              =======                                                        =======

   Weighted average shares outstanding . . .   32,878                                                         58,318
                                              =======                                                        =======

Fully Diluted:
   Earnings per share from continuing
     operations. . . . . . . . . . . . . . .  $  0.18                                                        $  0.14
                                              =======                                                        =======

   Weighted average shares outstanding . . .   34,119                                                         61,912
                                              =======                                                        =======


    The accompanying notes are an integral part of this pro forma financial statement.

               REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES AND HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                     (In thousands, except per share data)

                                                                                         PRO FORMA
                                                                                        ADJUSTMENTS
                                                 THE                              ---------------------
                                               COMPANY    HUDSON      COMBINED      DR.           CR.       PRO FORMA
                                               --------   -------     --------    -------       -------     ---------
Revenue................................       $97,460     $48,003    $145,463                               $145,463

Expenses:
   Cost of operations..................        64,114      35,048      99,162     $ 1,722 (g)   $  494 (h)   100,390
   Selling, general and
     administrative....................        19,055       9,444      28,499                    1,787 (i)    26,712
Other (income) expense:
   Interest and other income...........          (306)         --        (306)                                  (306)
   Interest expense....................         2,717         505       3,222                    3,222 (j)         -
                                              -------     -------    --------     -------       ------      --------
                                               85,580      44,997     130,577       1,722        5,503       126,796
                                              -------     -------    --------     -------       ------      --------

Income from continuing operations
   before income taxes.................        11,880       3,006      14,886       1,722        5,503        18,667
Income tax provision...................           688       1,269       1,957       1,310 (k)                  3,267
                                              -------     -------    --------     -------       ------      --------
Income from continuing operations......       $11,192     $ 1,737    $ 12,929     $ 3,032       $5,503      $ 15,400
                                              =======     =======    ========     =======       ======      ========

Earnings per share from continuing
   operations..........................       $  0.34                                                       $   0.30
                                              =======                                                       ========

Weighted average shares outstanding....        32,607                                                         57,479
                                              =======                                                       ========


    The accompanying notes are an integral part of this pro forma financial statement.

    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a)   Represents an entry to payoff all outstanding indebtedness of the Company and Hudson using proceeds from the Equity Transactions.

(b)   Represents an entry to eliminate the historical intangible assets of Hudson.

(c)   Represents an entry to record intangible assets resulting from the preliminary allocation of the purchase price for Hudson which was approximately $73 million.

(d)   Represents an entry to record retained earnings as a contribution to capital upon the termination of S-Corp. status for
      Kertz, United and Envirocycle, Inc.

(e)   Represents an entry to eliminate the equity balances of Hudson.

(f)   Represents the recording of equity resulting from the Company's issuance of its common stock to the sellers of Hudson.

(g)   Represents a net adjustment related to the elimination of the historical amortization of intangible assets and the recording of amortization, on a straight-line basis, on the intangible assets resulting from the preliminary purchase price allocation of Hudson. Intangible assets resulting from the purchase of Hudson are being amortized over a 40 year life which approximates the estimated useful life.

(h)   Represents a reduction to depreciation expense resulting from the revision of estimated lives of acquired property and equipment of Hudson to conform with the Company's policies.

(i)   Represents the contractual reduction of salary and benefits of the sellers of Hudson.

(j)   Represents the assumed interest savings on the payoff of all existing indebtedness of the
      Company and Hudson with the proceeds from the Equity Transactions.

(k)   Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax earnings of acquired entities and all pro forma adjustments as described above.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          REPUBLIC WASTE INDUSTRIES, INC.


Date: October 26, 1995                    By: /s/ Gregory K. Fairbanks
                                              ------------------------
                                              Gregory K. Fairbanks,
                                              Chief Financial Officer and
                                              Executive Vice President

                               INDEX TO EXHIBITS


Exhibit
Number                    Exhibit
--------                  -------
2.1                       Merger Agreement entered into as of August 24, 1995
                          by Republic Waste Industries, Inc., a Delaware
                          corporation; RS Mergersub, Inc., a Florida
                          corporation; Southland Environmental Services, Inc.,
                          a Florida corporation; Felix A. Crawford; Felix A.
                          Crawford, Trustee under the Felix A. Crawford
                          Revocable Living Trust; and CFP, Ltd., a Florida
                          limited partnership (incorporated by reference from
                          Exhibit 2.1 to the Company's Current Report on Form
                          8-K dated August 24, 1995).

2.2*                      First Amendment to Merger Agreement, dated as of
                          October 17, 1995 to the Merger Agreement dated as of August 24, 1995 among Republic Waste Industries,
                          Inc., a Delaware corporation; RS Mergersub, Inc., a
                          Florida corporation; Southland Environmental
                          Services, Inc., a Florida corporation, Felix A.
                          Crawford; Felix A. Crawford, Trustee under the Felix
                          A. Crawford Revocable Living Trust; and CFP, Ltd., a
                          Florida limited partnership.

23.1*                     Consent of Arthur Andersen LLP.

23.2*                     Consent of Grenadier, Appleby, Collins & Company.

23.3*                     Consent of Jones and Kolb.

27.1                      Financial Data Schedule (for SEC use only)

99.1* Report of Grenadier, Appleby, Collins & Company on the Consolidated Balance Sheets of Southland
                          Environmental Services, Inc. and Subsidiaries as of
                          September 30, 1994 and 1993 and the related
                          Consolidated Statements of Income, Stockholders'
                          Equity and Cash Flows for each of the three years ended September 30, 1994, 1993 and 1992.

99.2*                     Report of Jones and Kolb of the Balance Sheets of
                          United Waste Service, Inc. as of September 30, 1994 and 1993 and the related Statements of Income, Stockholders' Deficiency and Cash Flows for each of the three years ended September 30, 1994, 1993 and 1992.

----------
*  Filed herewith.